                                                                      Exhibit 11
                         CMG INFORMATION SERVICES, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                     (in thousands, except per share data)


                                         Year Ended July 31,

                               1996        1995        1994
                               ----        ----        ----
Primary:

Income from continuing
 operations                $  14,322      $   4,762     $  1,960
Discontinued operations,
 net of income taxes:
 Loss from operations of
  BookLink Technologies,
  Inc.                            --           (690)        (159)
 Gain on disposal of
  BookLink Technologies,
  Inc.                            --         24,143           --
                           ---------      ---------     --------
Net Income                 $  14,322      $  28,215     $  1,801
                           =========      =========     ========
Weighted average common
 and common equivalent
 shares outstanding:

 Shares outstanding at the
  beginning of the year        8,839          8,767        4,086
 Conversion of 250 shares
  of Series A Convertible
  Preferred Stock                 --             --        1,926
 Weighted average shares
  issued during the year         165             18        1,411
 Weighted average common
  stock equivalents              678            606          369
                           ---------      ---------     --------
Weighted average common
 and common equivalent
 shares outstanding            9,682          9,391        7,792
                           =========      =========     ========
Income from continuing
 operations                $    1.48      $    0.51     $   0.25
Discontinued operations,
 net of income taxes:
 Loss from operations of
  BookLink Technologies,
  Inc.                            --          (0.07)       (0.02)
 Gain on disposal of
  BookLink Technologies,
  Inc.                            --           2.56           --
                           ---------      ---------     --------
Primary net income per
 share                     $    1.48      $    3.00     $   0.23
                           =========      =========     ========

Fully diluted:

Income from continuing
 operations                $  14,322      $   4,762     $  1,960
Discontinued operations,
 net of income taxes:
 Loss from operations of
  BookLink Technologies,
  Inc.                            --           (690)        (159)
 Gain on disposal of
  BookLink Technologies,
  Inc.                            --         24,143           --
                           ---------      ---------     --------
Net Income                 $  14,322      $  28,215     $  1,801
                           =========      =========     ========
Weighted average common
 and common equivalent
 shares outstanding:

 Shares outstanding at the
  beginning of the year        8,839          8,767        4,086
 Conversion of 250 shares
  of Series A Convertible
  Preferred Stock                 --             --        1,926
 Weighted average shares
  issued during the
  year                           165             18        1,411
 Weighted average common
  stock equivalents              894            959          378
                           ---------      ---------     --------
Weighted average common
 and common equivalent
 shares outstanding            9,898          9,744        7,801
                           =========      =========     ========
Income from continuing
 operations per share     $     1.45      $    0.49     $   0.25
Discontinued operations,
 net of income taxes:
 Loss from operations of
  BookLink Technologies,
  Inc.                            --          (0.07)       (0.02)
 Gain on disposal of
  BookLink Technologies,
  Inc.                            --           2.48           --
                          ----------     ----------    ---------
Fully diluted net income
 per share                $     1.45     $     2.90    $    0.23
                          ==========     ==========    =========

All share information contained in the per share calculations has been adjusted to reflect 2-for-1, 3-for-2 and 2.6-for-1 common stock splits effected as stock dividends on February 2, 1996, March 17, 1995 and November 9, 1993, respectively.



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